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                                                                       EXHIBIT J


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
Short-Term Investments Co.:

We consent to the use of our reports on the Prime Portfolio and Liquid Assets Portfolio (series portfolios of Short-Term Investments Co.) dated October 6, 2000 included herein and to the references to our firm under the heading "Reports" in the Statements of Additional Information.


/s/ KPMG LLP
-----------------------------

Houston, Texas
February 15, 2001